UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 1, 2019
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chairman and Chief Executive Officer

On May 1, 2019, Ascena Retail Group, Inc. (the “Company”) announced the retirement of David Jaffe as the Company’s Chairman and Chief Executive Officer, effective as of that date. Mr. Jaffe will continue to serve as a member of the Company’s Board of Directors (the “Board”) following his retirement. In addition, Mr. Jaffe will remain an employee of the Company and serve as a senior advisor to Gary Muto, the newly-appointed Chief Executive Officer of the Company, through June 28, 2019, at which time Mr. Jaffe’s retirement as an employee of the Company will become effective. While serving as a senior advisor, Mr. Jaffe’s will be paid a salary at the annualized rate of $250,000.

In connection with Mr. Jaffe’s retirement, the Company and Mr. Jaffe entered into a transition and separation agreement and general release, pursuant to which Mr. Jaffe will be entitled to receive severance in accordance with the terms of his employment offer letter with the Company dated as of July 29, 2017, which provides for the following payments and benefits:

•	continued payment of Mr. Jaffe’s base salary for a period of 24 months following termination;

•	Company-paid COBRA continuation coverage for up to 18 months, subject to his continued payment of premiums at the applicable active rate, plus a payment of $2,000 per month from the Company; and

•
a lump sum payment equal to the Spring season short-term incentive award Mr. Jaffe would be entitled to receive, based on actual performance and pro-rated for the portion of the Spring season that Mr. Jaffe was employed.

In addition, as of June 27, 2019, Mr. Jaffe will satisfy the “Total Years Test” with respect to any then outstanding stock options and restricted stock units granted to him under the Company’s 2016 Omnibus Incentive Plan, as amended (the “2016 Plan”) (and any predecessor plan). Subject to Mr. Jaffe’s continued service as a senior advisor through June 28, 2019, as a result of satisfying the Total Years Test, Mr. Jaffe’s outstanding stock options will continue to vest in accordance with their terms and all of Mr. Jaffe’s outstanding restricted stock units will become immediately vested.

The foregoing description of the transition and separation agreement and general release with Mr. Jaffe is qualified in its entirety by reference to the transition and separation agreement and general release, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Executive Officer and Director

On May 1, 2019, the Company announced the appointment of Gary Muto, 59, as the Company’s Chief Executive Officer and a member of the Board, succeeding David Jaffe, who is retiring as Chairman and Chief Executive Officer of the Company, effective as of that date. Mr. Muto will join the Board as a member of the class of directors whose terms of office expire at the Company’s 2021 Annual Meeting of Stockholders.

Prior to his appointment as Chief Executive Officer, Mr. Muto served as President and Chief Executive Officer-ascena Brands since August 2017, and previously served as President and Chief Executive Officer of the Company’s Premium Fashion segment. Mr. Muto joined ANN INC. in 2008 as the President of LOFT, and in 2013 assumed responsibility for leading the Ann Taylor, LOFT and Lou & Grey brands. Between 1998 and 2007, Mr. Muto held several leadership roles at Gap Inc., including President of Banana Republic and President of Gap brands.

In connection with Mr. Muto’s appointment as Chief Executive Officer, the Company and Mr. Muto entered into an employment offer letter, dated as of May 1, 2019 (the “Muto Offer Letter”), which supersedes Mr. Muto’s June 1, 2017 employment offer letter with the Company. The material terms of the Muto Offer Letter are summarized below.

Pursuant to the Muto Offer Letter, Mr. Muto will continue to receive a base salary of $1,000,000 per year and will be eligible to participate in the Company’s seasonal performance-based incentive compensation program at a target level of 150% of Mr. Muto’s base salary (with a maximum payout opportunity of 200% of target, or $3,000,000).

Simultaneously with the execution of the Muto Offer Letter, Mr. Muto received a one-time long-term incentive award of performance-based equity (the “Promotion Grant”) under the 2016 Plan. The Promotion Grant has a grant date value of $3,850,000, with approximately 60% of the value granted in the form of performance-based restricted stock units (“RSUs”) and approximately 40% of the value granted in the form of performance-based non-qualified stock options (“NQSOs”). Subject to Mr. Muto’s continued employment, the RSUs and NQSOs subject to the Promotion Grant will be eligible to vest as follows:

•
25% of each of the RSUs and NQSOs will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$3 Hurdle”);

•
an additional 25% of each of the RSUs and NQSOs will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $5.00 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$5 Hurdle”); and

•
the remaining 50% of each of the RSUs and NQSOs will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $7.00 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$7 Hurdle” and collectively with the $3 Hurdle and $5 Hurdle, the “Hurdles”).

If a Hurdle is actually achieved prior to the second anniversary of the grant date of the Promotion Grant, the portion of the RSUs and NQSOs related to the Hurdle that was achieved prior to the second anniversary will vest on the second anniversary, subject to Mr. Muto’s continued employment. Any portion of the RSUs and NQSOs related to a Hurdle that is not actually achieved by the third anniversary of the grant date will be forfeited for no consideration. As a condition to the receipt of the Promotion Grant, Mr. Muto must execute a restrictive covenant agreement containing non-competition, non-solicitation and other provisions.

If Mr. Muto’s employment is terminated by the Company without “Cause” or Mr. Muto resigns for “Good Reason” (each as defined in the Muto Offer Letter), in each case prior to a change in control of the Company, he will become vested in a pro-rata portion of the RSUs and NQSOs for which the applicable Hurdle was achieved prior to his termination.

If Mr. Muto’s employment with the Company terminates due to his death or disability prior to the second anniversary of the grant date of the Promotion Grant, Mr. Muto (or his estate or legal representative, as applicable) will receive full vesting of the RSUs and NQSOs for which the applicable Hurdle was actually achieved prior to his termination due to death or disability.

If Mr. Muto has a “Change in Control Related Termination” (as defined in the Executive Severance Plan) on or within 24 months following a change in control, and on or prior to the date of such termination the $3 Hurdle was actually achieved, Mr. Muto will become vested in a portion of the RSUs and NQSOs based on linear interpolation between the closing price of the Company’s common stock for the 20-consecutive trading day period immediately preceding the date of Mr. Muto’s termination (the “Termination Date Price”) and the Hurdles between which the Termination Date Price falls. If Mr. Muto has a Change in Control Related Termination within 90 days prior to a change in control, and on or prior to the date that the change in control is consummated the $3 Hurdle is achieved, the cash payment Mr. Muto is entitled to receive pursuant to the Executive Severance Plan (as in effect on June 1, 2017) will include payment in respect of a portion of the RSUs and NQSOs based on linear interpolation between the closing price of the Company’s common stock for the 20-consecutive trading day period immediately preceding the change in control (the “CIC Closing Date Price”) and the Hurdles between which the CIC Closing Date Price falls.

The long term incentive awards granted to Mr. Muto prior to May 1, 2019 will remain outstanding and eligible to vest in accordance with their terms. Mr. Muto will also continue to participate in the Company’s Transformation Bonus Program.

Mr. Muto will continue to be a participant in the Company’s Executive Severance Plan, subject to the terms and conditions of the Executive Severance Plan (as in effect on June 1, 2017), with certain modifications, including that his cash severance payment level relating to a non-change in control termination will be 24 months of base salary, and his cash severance level relating to a change in control related termination will be 24 months of base salary and bonus.

The foregoing description of the Muto Offer Letter is qualified in its entirety by reference to the Muto Offer Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Interim Executive Chair of the Board

On May 1, 2019, the Company announced the appointment of Carrie Teffner, 52, as Interim Executive Chair of the Board (“Interim Chair”), effective as of that date.

Ms. Teffner has been a member of the Board since 2018. Ms. Teffner served as Executive Vice President Finance and Strategic Projects of Crocs, Inc. (“Crocs”) from August 2018 to April 2019, and served as Executive Vice President and Chief Financial Officer of Crocs from December 2015 to August 2018. Prior to joining Crocs, Ms. Teffner served as Executive Vice President and Chief Financial Officer of PetSmart, Inc. from 2013 to 2015 until it was sold to BC Partners, where she was responsible for finance and information technology. Ms. Teffner also served as Executive Vice President and Chief Financial Officer of Weber Stephen Products LLC from 2011 to 2013. From 2009 to 2011, Ms. Teffner served as Senior Vice President and Chief Financial Officer of The Timberland Company until it was sold to VF Corporation. Ms. Teffner spent the first 21 years of her career with Sara Lee Corporation where she held various domestic and international positions including divisional and segment Chief Financial Officer.

In connection with Ms. Teffner’s appointment as Interim Chair, the Company and Ms. Teffner entered into an employment offer letter, dated as of May 1, 2019 (the “Teffner Offer Letter”). The material terms of the Teffner Offer Letter are summarized below.

Ms. Teffner will receive a base salary at the annualized rate of $1,000,000 and will be eligible to participate in the Company’s seasonal performance-based incentive compensation program at a target level of 150% of Ms. Teffner’s base salary (with a maximum payout opportunity of 200% of target, or $3,000,000).

Simultaneously with the execution of the Teffner Offer Letter, Ms. Teffner received a one-time long-term incentive award of performance-based equity (the “Appointment Grant”) under the 2016 Plan. The Appointment Grant has a grant date value of $1,050,000, with approximately 60% of the value granted in the form of performance-based RSUs and approximately 40% of the value granted in the form of performance-based NQSOs. Subject to Ms. Teffner’s continued employment as Interim Chair or service as a member of the Board, the RSUs and NQSOs subject to the Appointment Grant will be eligible to vest in accordance with the same vesting schedule that applies to Mr. Muto’s Promotion Grant. As a condition to the receipt of the Appointment Grant, Ms. Teffner must execute a restrictive covenant agreement containing non-competition, non-solicitation and other provisions.

If Ms. Teffner’s employment as Interim Chair ends due to the appointment of a Non-Executive Chair and Ms. Teffner continues to serve on the Board, the RSUs and NQSOs granted pursuant to the Appointment Grant will remain outstanding and eligible to vest.

If, prior to a change in control, (i) the Company terminates Ms. Teffner’s employment as Interim Chair without “Cause” (as defined in the 2016 Plan) and Ms. Teffner does not continue to serve as a member of the Board or (ii) Ms. Teffner has a “Termination of Directorship” (as defined in the 2016 Plan) other than due to her resignation or her removal for “cause” under Delaware law, she will become vested in a pro-rata portion of the RSUs and NQSOs for which the applicable Hurdle was achieved prior to her termination.

In the event of Ms. Teffner’s termination as Interim Chair or as a member of the Board due to her death or “Disability” (as defined in the 2016 Plan) prior to the second anniversary of the grant date of the Appointment Grant, Ms. Teffner (or her estate or legal representative, as applicable) will receive full vesting of the RSUs and NQSOs for which the applicable Hurdle was actually achieved prior to her termination due to death or disability.

If, upon a change in control, (i) Ms. Teffner’s employment as Interim Chair is terminated by the Company without Cause and Ms. Teffner does not continue to serve as a member of the Board or (ii) Ms. Teffner has a Termination of Directorship (other than due to her resignation or her removal for “cause” under Delaware law), in either case while serving on the Board after her employment as Interim Chair ends due to the appointment of a Non-Executive Chair, and on or prior to the date of such termination, the $3 Hurdle was actually achieved, Ms. Teffner will become vested in a portion of the RSUs and NQSOs based on linear interpolation between the Termination Date Price and the Hurdles between which the Termination Date Price falls.

The foregoing description of the Teffner Offer Letter is qualified in its entirety by reference to the Teffner Offer Letter, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Retention Agreement with Executive Vice President and Chief Financial Officer

On May 1, 2019, the Company entered into a retention agreement with Robb Giammatteo, the Company’s Executive Vice President and Chief Financial Officer, pursuant to which Mr. Giammatteo is eligible to receive a retention bonus of up to $700,000. The retention bonus will be paid to Mr. Giammatteo in equal installments on August 31, 2019 and August 31, 2020, subject to Mr. Giammatteo’s employment on each such date. In addition, Mr. Giammatteo’s severance in the event of a “Non-Change in Control Termination” (as defined in the Executive Severance Plan) will be equal to 24 months of his base salary, and the multiple of his cash severance amount in the event of a “Change in Control Related Termination” (as defined in the Executive Severance Plan) will be two times.

The foregoing description of the retention agreement with Mr. Giammatteo is qualified in its entirety by reference to the retention agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of President and Chief Operating Officer

On May 1, 2019, the Company announced that Brian Lynch, the Company’s President and Chief Operating Officer, was departing. In connection with Mr. Lynch’s departure, the Company has provided Mr. Lynch with a separation agreement and general release pursuant to which Mr. Lynch would receive severance benefits under the Company’s Executive Severance Plan and Mr. Lynch’s

April 5, 2019 employment offer letter with the Company. Under such separation agreement, if entered into, he would be entitled to receive (i) an amount equal to 52 weeks of his current base salary, paid in installments in accordance with the Company’s payroll practices, (ii) Company-paid COBRA continuation coverage for up to 12 months, less the active employee rate for Mr. Lynch and his eligible dependents, (iii) up to 12 months of executive outplacement services at a cost to the Company not to exceed $7,300, (iv) a lump sum payment equal to the Spring season short-term incentive award Mr. Lynch would be entitled to receive, based on actual performance and pro-rated for the portion of the Spring season Mr. Lynch was employed, and (v) a lump sum payment equal to Mr. Lynch’s base salary for the period from May 2, 2019 through September 30, 2019. Mr. Lynch is subject to post-employment non-competition and employee and customer non-solicitation restrictions.

Item 8.01 Other Events.

On May 1, 2019, the Company issued a press release announcing Mr. Jaffe’s retirement as the Company’s Chairman and Chief Executive Officer and the appointment of his successor, Mr. Muto, in addition to other related matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	David Jaffe Transition and Separation Agreement and General Release, dated May 1, 2019.
10.2	Gary Muto Employment Offer Letter, effective May 1, 2019.
10.3	Carrie Teffner Employment Offer Letter, effective May 1, 2019.
10.4	Robb Giammatteo Retention Agreement, effective May 1, 2019.
99.1	Press Release issued May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: May 1, 2019

By:	/s/ Dan Lamadrid
Dan Lamadrid
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)